Prospectus Supplement No. 2
Filed Pursuant to Rule 424(b)(3)
Filed August 16, 2010
Registration Statement No. 333-164324

PROSPECTUS SUPPLEMENT NO. 2

CONO ITALIANO, INC.

This Prospectus Supplement No. 2 to the Registration Statement declared effective by the Commission on June 21, 2010 and Prospectus filed on June 23, 2010 is being filed to include the following materials which Cono Italiano, Inc. (the “Company”) has filed with the Commission since the filing of the Prospectus on June 23, 2010: the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the Commission on August 16, 2010.

The first date on which this Prospectus Supplement will be used is August 16, 2010.

The date of this Prospectus Supplement No. 2 is August 16, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 10-Q

☒	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended: June 30, 2010

☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from ________ to _________

Commission File Number: 000-51388

CONO ITALIANO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	84-1665042
(State or Other Jurisdiction of	(IRS Employer Identification
Incorporation or Organization)	Number)

10 Main Street
Keyport, NJ 07735
(Address of Principal Executive Offices)

877-330-2666
(Registrant Telephone Number, Including Area Code)

N/A
(Former Name, Former Address and Former Fiscal Year,
If Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes  ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes  ☐ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Accelerated Filer	☐	Smaller Reporting Company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes  ☐ No ☒

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: The Issuer had 81,880,988 shares of Common Stock, par value $.001, outstanding as of August 13, 2010.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Report on Form 10-Q (this “Report”) includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information and, in particular, appear in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Report. When used in this Report, the words “estimates,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should” and variations of these words or similar expressions (or the negative versions of any these words) are intended to identify forward-looking statements. However, as we issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the results referred to in the forward-looking statements contained in this Report. Important factors outside the scope of our control could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Report. Without limiting the foregoing, if we are unable to acquire approvals or consents from third parties or governmental authorities with respect to our new business model, our plans to commence our new business may become irrevocably impaired.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this Report. Except to the extent required by applicable laws and regulations, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Unless otherwise provided in this Report, references to the “Company,” the “Registrant,” the “Issuer,” “we,” “us,” and “our” refer to Cono Italiano, Inc.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

FINANCIAL REPORTS
AT
JUNE 30, 2010

TABLE OF CONTENTS

Consolidated Balance Sheets at June 30, 2010 (Unaudited) and December 31, 2009	F-2

Consolidated Statements Of Changes In Stockholders’ Deficit for the Period from Date of Inception (March 2, 2006) Through June 30, 2010 (Unaudited)	F-3

Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2010 and 2009 and for the Period from Inception (March 2, 2006) through June 30, 2010 (Unaudited)	F-4

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2010 and 2009 and for the Period from Inception (March 2, 2006) through June 30, 2010 (Unaudited)	F-5

Notes to Consolidated Financial Statements	F-6 to F-16

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
	2010	2009

ASSETS
Cash and Cash Equivalents	$—	$10,658
Due from Related Party	133,938	133,938
Prepaid Expenses	20,048	20,048

Total Current Assets	153,986	164,644

Property and Equipment - Net of Accumulated Depreciation	16,315	20,393

Other Assets
Licensing Rights - Net of Accumulated Amortization	133,755	137,004

Total Assets	$304,056	$322,041

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Bank Overdraft	$1,958	$—
Accounts Payable	197,672	199,427
Accrued Expenses	77,100	39,400
Accrued Legal Expense	77,520	63,360
Accrued Interest	42,150	36,182
Deferred Revenue	10,109	10,109
Notes Payable	52,518	231,987
Due to Officer	648,266	624,366

Total Current Liabilities	1,107,293	1,204,831

Other Liabilities
Deferred Revenue	70,762	75,816

Total Liabilities	1,178,055	1,280,647

Stockholders' Deficit
Common Stock - $.001 Par; 100,000,000 Shares Authorized,
81,880,988 and 79,880,988 Shares Issued and Outstanding	81,881	79,881
Additional Paid-In-Capital	561,470	378,923
Deficit Accumulated During Development Stage	(1,517,350)	(1,417,410)

Total Stockholders' Deficit	(873,999)	(958,606)

Total Liabilities and Stockholders' Deficit	$304,056	$322,041

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Long Branch, New Jersey

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT FOR THE PERIOD FROM DATE OF INCEPTION (MARCH 2, 2006) THROUGH JUNE 30, 2010

				Deficit
	Common Stock		Additional	Accumulated	Total
	$ .001 Par		Paid-In	During	Stockholders'
	Shares	Amount	Capital	Development Stage	Deficit

Balance - March 2, 2006	—	$—	$—	$—	$—

Common Stock Issued for Contribution of License Rights and Equipment (1)	6,000,000	6,000	159,000	—	165,000

Net Loss	—	—	—	—	—

Balance - December 31, 2006 (1)	6,000,000	6,000	159,000	—	165,000

Net Loss	—	—	—	(50,290)	(50,290)

Balance - December 31, 2007	6,000,000	6,000	159,000	(50,290)	114,710

Additional Paid-In-Capital - Deemed Distribution	—	—	(312,000)	—	(312,000)

Common Stock Issued to Prior Owners	3,000,000	3,000	54,000	—	57,000

Common Stock Issued in Exchange for Services	44,250,000	44,250	434,494	—	478,744

Net Loss	—	—	—	(929,795)	(929,795)

Balance - December 31, 2008	53,250,000	53,250	335,494	(980,085)	(591,341)

Common Stock Issued in Exchange for Services	7,616,428	7,616	178,777	—	186,393

Common Stock Issued for Cash	262,000	262	64,608	—	64,870

Common Stock Issued for Related Party Expense	500,000	500	69,500	—	70,000

Acquisition of Shell (1)	242,560	243	(272,946)	—	(272,703)

Common Stock Issued to Relieve Accounts Payable	10,000	10	3,490	—	3,500

Common Stock Issued for Note Payable Conversion	18,000,000	18,000	—	—	18,000

Net Loss	—	—	—	(437,325)	(437,325)

Balance - December 31, 2009	79,880,988	79,881	378,923	(1,417,410)	(958,606)

Common Stock Issued for Note Payable Conversion	2,000,000	2,000	182,547	—	184,547

Net Loss for the Period	—	—	—	(99,940)	(99,940)

Balance - June 30, 2010	81,880,988	$81,881	$561,470	$(1,517,350)	$(873,999)

(1)
The stockholders equity of Cono Italiano, Inc. has been recapitalized to give effect to the shares received by the existing shareholders of Cono Italiano, Inc. from the share exchange agreement with Tiger Renewable Energy Inc.

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

					Period From
					Date of Inception
	For the Three Months Ended		For the Six Months Ended		(March 2, 2006)
	June 30,	June 30,	June 30,	June 30,	Through
	2010	2009	2010	2009	June 30, 2010

Sales	$2,527	$5,054	$5,054	$5,054	$28,939

Cost of Sales	—	1,202	—	1,524	9,123

Gross Profit	2,527	3,852	5,054	3,530	19,816

Expenses
Selling and Direct	—	1,856	—	1,856	170,366
Compensation Expense	—	—	—	—	420,005
General and Administrative	50,734	24,787	93,949	60,852	900,769
Interest Expense	5,602	3,903	11,045	6,657	49,226
Gain on Sale of Assets	—	—	—	—	(3,200)

Total Expenses	56,336	30,546	104,994	69,365	1,537,166

Net Loss for the Period	$(53,809)	$(26,694)	$(99,940)	$(65,835)	$(1,517,350)

Loss per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.04)

Weighted Average Common Shares Outstanding	81,880,988	53,950,000	81,759,441	53,877,072	34,143,264

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

			Period From
			Date of Inception
			(March 2, 2006)
			Through
For the Six Months Ended June 30,	2010	2009	June 30, 2010

Cash Flows from Operating Activities

Net Loss for the Period	$(99,940)	$(65,835)	$(1,517,350)

Adjustments to Reconcile Net Loss to
Net Cash Flows from Operating Activities:
Amortization	3,249	3,249	16,245
Depreciation	4,078	7,294	33,685
Common Stock Issued in Exchange for Services	—	3,269	649,704
Expense to Prior Owners	—	—	257,000
Gain on Sale of Assets	—	—	(3,200)
Changes in Assets and Liabilities:
Prepaid Expenses	—	(7,500)	(4,615)
Accounts Payable	(1,755)	—	(24,458)
Accrued Expenses	37,700	—	77,100
Accrued Legal Expense	14,160	—	77,520
Accrued Interest	11,046	6,657	49,228
Deferred Revenue	(5,054)	44,945	80,871

Net Cash Flows from Operating Activities	(36,516)	(7,921)	(308,270)

Net Cash Flows from Investing Activities
Proceeds from Sale of Asset	—	—	5,000
Acquisition of Cash in Reorganization	—	—	916
Purchase of Property and Equipment	—	(625)	(36,802)

Net Cash Flows from Investing Activities	—	(625)	(30,886)

Cash Flows from Financing Activities
Bank Overdraft	1,958	—	1,958
Cash Proceeds from Sale of Stock	—	25,000	64,870
Cash Advance to Related Party	—	(18,500)	(63,938)
Due to Officer	23,900	47,822	336,266

Net Cash Flows from Financing Activities	25,858	54,322	339,156

Net Change in Cash and Cash Equivalents	(10,658)	45,776	—

Cash and Cash Equivalents - Beginning of Period	10,658	724	—

Cash and Cash Equivalents - End of Period	$—	$46,500	$—

Supplemental Non-Cash Investing and Financing Activities:
Acquisition of Accounts Payable in Reorganization	$—	$—	$210,132
Acquisition of Notes Payable in Reorganization	$—	$—	$47,988
Deemed Distribution	$—	$—	$312,000
Common Stock Issued for Prepaid Expenses	$—	$—	$15,433
Common Stock Issued to Relieve Accounts Payable	$—	$—	$3,500
Common Stock Issued to Relieve Note Payable	$184,547	$—	$202,547
Common Stock Issued for Related Party Payable	$—	$70,000	$70,000

Cash Paid During the Period for:
Interest	$—	$—	$—
Income Taxes	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A -	The Company
Merger and Recapitalization
The Company was incorporated in the State of Nevada on September 9, 2004, as Arch Management Services Inc.  A change of control of the Company occurred on June 5, 2006 and the Company changed its name form “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006.  On February 11, 2008 the Company changed its name to “Tiger Renewable Energy Ltd.”  Another change of control of the Company occurred on June 4, 2009.  On August 10, 2009 the Company changed its name to “Cono Italiano, Inc.” and its symbol changed to CNOZ.

The Company was previously party to a joint venture named Xinjiang Yajia Distillate Company Limited (the “Venture”) to produce ethanol in the People’s Republic of China.  The Company’s board of directors determined that it was in the Company’s best interest to initiate a withdrawal from the ethanol business as of January 31, 2009 and assess alternative businesses.

On June 4, 2009 an Affiliate Stock Purchase Agreement (the “Stock Purchase Agreement”) was entered into by and between Gallant Energy International Inc. (“Gallant”), the owner of 5,000,000 shares of the Company’s common stock (prior to the Company’s one for sixty reverse stock split) and Lara Mac Inc. (“Lara Mac”), an entity controlled by Mitchell Brown (now the Chief Executive Officer of the Company and a member of the Company’s Board of Directors).  Pursuant to the Stock Purchase Agreement, Gallant sold all of its 5,000,000 shares of the Company’s common stock to Lara Mac.  The Gallant transaction with Lara Mac resulted in a change in control of the largest voting block of the Company effective as of June 4, 2009.

On August 10, 2009, the Company conducted a one for sixty reverse stock split.  As of that date, all of the existing outstanding common stock of the Company have been consolidated such that existing stockholders will hold one share of post-split common stock for every sixty shares owned prior to the reverse split.  All fractional shares resulting from the reverse stock split have been rounded up to the next whole share.

Janex International Inc. was formed on July 6, 2007, in the State of Delaware.   On January 8, 2008 Janex International Inc., changed its name to Cono Italiano, Inc (Delaware).

Cono Italiano, LLC (Cono, LLC) was formed on June 27, 2007 as a limited liability company in the State of New Jersey.  Cono, LLC had no operations and its primary assets were the license rights to manufacture, market, and distribute “pizza cono”, a unique pizza style food product.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A -	The Company - continued
Merger and Recapitalization
In March 2007, the license rights held by the individual founders of Cono, LLC were sold to The Total Luxury Group (TLG), an unrelated entity.  Subsequently, on January 8, 2008 the license rights were transferred to Mitchell Brown for the total consideration of $312,000.  The transfer of Cono, LLC (which includes the license rights) was effected in settlement of an obligation due to Mitchell Brown by TLG.

On January 14, 2008, Cono, LLC was sold to Cono, Inc. (Delaware) for the total consideration of $426,000.  In exchange for the 100% interest in Cono, LLC, the sole member of the LLC received 6,000,000 shares of Cono, Inc. (Delaware) valued at $114,000 and was issued a promissory note for $312,000.  Mitchell Brown is also a principal stockholder in Cono, Inc. (Delaware).

The transaction was accounted for as a recapitalization of Cono, Inc. and Cono, LLC; as both companies were under common control.  As such, the assets and liabilities of Cono, LLC were carried over to Cono, Inc. (Delaware) at the historical carrying values.

At the time of the sale of Cono, LLC to Cono, Inc. (Delaware), Cono LLC had a tangible net book value of $114,700. Since the assets and liabilities of Cono, LLC were recorded at their historical carrying amounts after the merger and recapitalization, the excess of the consideration paid of $426,000 over the carrying value of $114,700 had been recorded as a distribution to the stockholder.

On November 12, 2009 Cono Inc. (Delaware) entered into a share exchange agreement whereby Cono Inc. (Delaware) would exchange all of its common stock for the stock of Tiger Renewable Energy,Ltd. (TRE) (a shell company) on a share for share basis. Prior to entering into the share exchange agreement, the principal stockholder of Cono Inc. (Delaware) became a stockholder of TRE, either through direct ownership or through an entity in which he controlled, effectively gaining control of TRE, and on August 10, 2009, TRE changed its name to Cono Italiano, Inc., a Nevada corporation.   As an inducement for Cono (Delaware) to enter the share exchange agreement, TRE’s largest shareholder has agreed to the cancellation of 242,557 shares of Cono (Nevada) stock.

The exchange of shares between Cono Italiano, Inc., (Delaware) and Cono Italiano, Inc., (Nevada) was accounted for as a recapitalization of the Companies, as the majority stockholder of Cono Italiano, Inc. is the majority stockholder of the surviving company.  Pursuant to the accounting for a recapitalization, the historical carrying value of the assets and liabilities of Cono Italiano, Inc. (Nevada) carried over to the surviving company.

Effective at the closing of the share exchange transactions, November 12, 2009, Cono (Delaware) became a wholly owned subsidiary of Cono (Nevada).

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note A -	The Company - continued
Scope of Business
The Company is licensed to distribute an innovative food product - a cone-shaped pizza called "Pizza Cono."  The product will be distributed into fast food market establishments which include typical fast food chains, supermarkets, convenience stores, entertainment facilities, and sports arenas.  The Company’s focus will be the sale and management of licensing and distribution agreements with customers.

Note B -	Summary of Significant Accounting Policies
Basis of Presentation
The condensed consolidated financial statements of Cono Italiano, Inc. (the “Company”) included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company’s registration statement on Form 10-K, and other reports filed with the SEC.

The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented.  The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole.  Certain information that is not required for interim financial reporting purposes has been omitted.

Principles of Consolidation
The consolidated financial statements include the accounts of Cono Italiano, Inc. (Nevada) and its wholly owned subsidiary, Cono Italiano, Inc. (Delaware) (the “Company”).  All significant intercompany balances have been eliminated in consolidation.

Method of Accounting
The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY, LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note B -	Summary of Significant Accounting Policies – continued
Development Stage
The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, and developing markets for its services.  The Company prepares its financial statements in accordance with the requirements of FASB ASC 915, “Development Stage Entities.”

Earnings per Share
Earnings per share of common stock are computed in accordance with FASB ASC 260, “Earnings per Share”.  Basic earnings per share are computed by dividing income or loss available to common shareholders by the weighted-average number of common shares outstanding for each period.  Diluted earnings per share are calculated by adjusting the weighted average number of shares outstanding assuming conversion of all potentially dilutive stock options, warrants and convertible securities, if dilutive. Common stock equivalents that are anti-dilutive are excluded from both diluted weighted average number of common shares outstanding and diluted earnings per share.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments
Prepaid expenses, accrued expenses, notes payable, and amounts due to and from related parties are carried in the financial statements at amounts which approximate fair value.

Stock-Based Compensation
Stock-based compensation related to non-employees is recognized based on service provided in the accompanying statements of operations and is based on the fair value of the services received or the fair value of the equity instruments issued, whichever is more readily determinable. The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of FASB ASC 505, “Equity Based Payments to Non-Employees”. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY, LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note C -	Recently Issued Accounting Standards
In June 2009, the FASB issued revised authoritative guidance related to variable interest entities, which requires entities to perform a qualitative analysis to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity.  The guidance also requires an ongoing reassessment of variable interests and eliminates the quantitative approach previously required for determining whether an entity is the primary beneficiary.  This guidance, which was reissued by the FASB in December 2009 as ASU  No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” amends ASC Topic 810, “Consolidation”, and was effective as of the beginning of an entity’s first annual reporting period that begins after November 15, 2009 (January 1, 2010 for the Company).  The adoption of this guidance did not have a significant impact on the consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Updated (ASU) No. 2010-06, “Improving Disclosures about Fair Value Measurements,” which amends ASC 820, “Fair Value Measures and Disclosures.”  ASU No. 2010-06 amends the ASC to require disclosure of transfers into and out of Level 1 and Level 2 fair value measurements, and also require more detailed disclosure about the activity within Level 3 fair value measurements.  The changes to the ASC as a result of this update were effective for annual and interim reporting periods beginning after December 15, 2009 (January 1, 2010 for the Company), except for the requirements related to Level 3 disclosures, which were effective for annual and interim reporting periods beginning after December 15, 2010 (January 1, 2011 for the Company).  This guidance requires new disclosures only, and will have no impact on the Company’s consolidated financial statements.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY, LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note D -	Related Party Transactions
Due from Related Party
On July 14, 2008, (the date of Edesia’s inception), the Company entered into an operating agreement with Edesia Emprise, LLC to manufacture product for the Company. The CEO of the Company owned 50% of Edesia until July 21, 2008 when he transferred his interest to a relative. At the date of the transfer, Edesia had no assets or business operations.

Due from Related Party consists of monies advanced on behalf of Edesia Emprise, LLC.

The Company purchased manufacturing equipment on behalf of Edesia to be used by an unrelated entity for the production of the pizza cones products. The manufactured pizza cone products will be resold by Cono and its licensees. Production of the pizza cones under the agreement began in March 2009.

The advances are non-interest bearing and is due upon demand.  Due from related party consists of the following:

	June 30,	December 31,
	2010	2009

Edesia Emprise, LLC	$133,938	$133,938

On November 11, 2009, Cono Italiano (Delaware) and Edesia Emprise, LLC entered into a Master Manufacturing Agreement.  Pursuant to this Master Manufacturing Agreement, Edesia Emprise, LLC will produce the Company’s Pizza Cono product.  Cono Italiano (Delaware) has agreed to pay Edesia Emprise, LLC the costs of production plus fifteen percent (15%).  This Master Manufacturing Agreement has a five (5) year term and will automatically renew unless cancelled by one of the parties pursuant to its terms.  This Master Manufacturing Agreement is exclusive within the United States.  Edesia Emprise, LLC may either produce this product directly or through a subcontractor.

Edesia Emprise, LLC has advised Cono Italiano (Delaware) that it has entered into its first subcontract agreement.  Sunrise Bakery, located in Brooklyn, New York, will produce the cones for the Pizza Cono product on behalf of Edesia Emprise, LLC

Due to Officer
Certain disbursements of the Company have been paid by an officer of the Company.  The balance at June 30, 2010 and December 31, 2009 was $648,266 and $624,366, respectively.  There are no established repayment terms.  For the periods ended June 30, 2010 and December 31, 2009, the Company has imputed interest at the applicable federal rate of 2.69% and 2.64%, respectively. Accrued interest was $42,150 and $33,939, at June 30, 2010 and December 31, 2009, respectively.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY, LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note E -	Notes Payable
In January, 2008, Cono Inc. (Delaware) issued 3,000,000 shares of common stock to the former owners of the license rights of the Pizza Cono Products.  The shares were issued by agreement between Cono, Inc. (Delaware) and the former owners in satisfaction of any future claims whether known or unknown with regards to the license rights.  In addition to the shares issued, the Company also issued a note payable to the MEGK Group LLC (the former owners) in the amount of $200,000 on December 28, 2007. Interest accrued at 8% per annum, and the note was due in full on December 28, 2008.  This note was also convertible automatically upon the sale of all or substantially all of the assets of the Company or the merger, consolidation or liquidation of the Company where the Company would not remain in control of the new company.  The note could also be converted at option of the holder.  Common stock issued upon conversion would be calculated by dividing the principal amount of the note to be converted divided by $.001.  On November 1, 2009, MEGK assigned its rights to this note payable to Azure Seas Ltd.

On December 16, 2009, Azure renegotiated the original convertible promissory note, waived all past due interest on the note through November 1, 2009, and assigned $18,000 of the note to various holders.  Prior to December 31, 2009, those holders converted their notes payable of $18,000 to 18,000,000 shares common stock.  At December 31, 2009 note payable to Azure was $182,000.  On January 11, 2010, Azure converted their note payable of $182,000 and accrued interest of $2,547 to 2,000,000 shares common stock.

.
The Company also has a note payable to DT Crystal Limited accruing interest at 10% annually which is due upon demand.  The note is convertible at the option of the holder into restricted stock of Cono (Nevada).  At June 30, 2010 and December 31, 2009 and 2008 note payable to DT Crystal was $52,518 and $49,987, respectively.  Interest expense for the six months ended June 30, 2010 and 2009 was $2,531 and $-0-, respectively.

Note F -	Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported recurring losses from operations.  As a result, there is an accumulated deficit of $1,517,350 at June 30, 2010.

.
The Company’s continued existence is dependent upon its ability to raise capital.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note G –	Employment Contracts
On December 30, 2009 the Company entered into employment agreements with each of the officers serving the Company.  The employment agreements contained the following provisions: (i) two-year terms with automatic renewal provisions unless notice is given by either party 30 days prior to renewal; (ii) commitment of a substantial portion of their professional time to the Company, consisting of 75% of their time for Mitchell Brown and 60% of their time for each of Joseph Masselli, Alex Kaminski and Steve Savage; and (iii) and additional customary employment agreement terms and conditions.  The officers have agreed that they will not receive any compensation for their services to the Company prior to January 1, 2012.  The compensation of the officers has been set as follows:

Annual
Officer	Salary
Mitchell Brown, Chief Executive Officer	$125,000
Joseph Masselli, President and Chief Operating Officer	$75.000
Alex Kaminski, Chief Financial Officer and Treasurer	$50.000
Steve Savage, Secretary	$50.000

It has also been agreed by the Company, Mr. Smith, a director, and Mr. Kaminski that pursuant to separate stock option agreements, Mr. Smith will be granted options to purchase 2,000,000 shares of the Company’s common stock at $.01 per share and Mr. Kaminski will be granted options to purchase 1,500,000 shares of the Company’s common stock at $.01 per share.  These options will vest in one year and will expire in three years. These options have not been approved by the Board.

Note H –	Stock Based Compensation Expense
On October 5, 2006, the Company’s Board of Directors adopted the Company’s 2006 Equity Incentive Plan, which authorizes the Company to issue options for the purchase of up to 2,000,000 shares of the Company’s common stock, pursuant to the terms and conditions set forth therein.  The Equity Incentive Plan authorizes the issuance of incentive stock options (ISQ) and non-qualified stock options (NQOs) to the Company’s employees, directors or consultants.

- continued -

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY, LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note H –	Stock Based Compensation Expense – continued
Options outstanding at the date of acquisition were 336. All outstanding options were fully vested and expensed prior to the acquisition.

		Six Months Ended
		June 30, 2010
	Number of	Weighted - Average
Options	Options	Exercise Price
Balance at Acquisition	336	$120
Granted	––	––
Exercised	––	––
Cancelled	––	––
Balance at June 30, 2010	336	$120

Options Exercisable at June 30, 2010	336	$120

The aggregate intrinsic value of the options outstanding and the options exercisable on June 30, 2010 is $-0-.

The following table summarizes information about options outstanding and exercisable at June 30, 2010:

Weighted
	Options	Average	Options
	Outstanding	Contractual Life	Exercisable
Exercise Price	Number	(In Years)	Number

$120	336	1.35	336

As of June 30, 2010, there was no unrecognized compensation cost related to non-vested stock options.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY, LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note I -	Income Tax Compliance
The Company is not in compliance with filing its required income tax returns.  Since the Company has had continuous losses and has available net operating losses, the Company believes that any tax liability would not be material. Deferred taxes are provided for the temporary differences between the financial reporting basis and the tax reporting basis of the Company’s assets and liabilities.  The temporary differences between financial reporting and income tax purposes are primarily net operating loss carry forwards for income tax purposes. A valuation allowance is recorded for deferred tax assets when management determines it is more likely than not, that such assets, will not be realized.

A full valuation allowance has been established against the deferred tax assets for the six month periods ended June 30, 2010 and 2009 as utilization of the loss carry forwards and realization of other deferred tax assets cannot be reasonably assured.

Note J -	Licensing Revenue
On July 9, 2008, (subsequently amended in October, 2009) the Company entered into a Supplier/Distribution agreement with Pino Gelato, Inc., an unrelated entity.  The agreement grants the exclusive manufacture and distribution rights to Pino Gelato, Inc. for the production of pizza cono food products for certain specified geographical territories.  The term of the agreement is for ten (10) years with an automatic renewal for another ten (10) years.  In addition, Pino Gelato, Inc. has the exclusive rights to enter into franchise agreements with third parties to market and sell the pizza cono food products.

In exchange for the rights granted to Pino Gelato under the agreement, the Company received total cash consideration of $100,000.

As an inducement for Pino Gelato, Inc to buy the distribution and franchise rights, the Company agreed to issue 375,000 shares of common stock to Pino upon receipt of the first and final installment of the agreement.  Common stock amounting to 250,000 shares was issued prior to the execution of the amendment in October, 2009 with the remaining 125,000 shares to be issued upon receipt of the final $25,000 cash payment from Pino. As of June 30, 2010, the final payment has been received from Pino. The related 125,000 shares remain unissued and will be issued upon request. The fair market value of the common stock issued in connection with the installment payments made has been recorded as an offset to the payments received under the agreement.  The payments received have been recorded as deferred licensing revenue in the accompanying consolidated financial statements.  The licensing revenue is being amortized to revenue over the initial license term of ten (10) years.

The Company is also entitled to ten (10) percent of all franchise revenue generated by Pino Gelato.

CONO ITALIANO, INC.
(FORMERLY KNOWN AS TIGER RENEWABLE ENERGY, LTD.)
(A DEVELOPMENT STAGE COMPANY)
(A NEVADA CORPORATION)
Keyport, New Jersey

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note K -	Other Matters
On November 6, 2009, Cono Italiano (Delaware) entered into a Commitment Letter, pursuant to which, one of the Company’s shareholders, Lara Mac has agreed to provide financing to Cono Italiano, Inc., with such funds as the Company’s Board of Directors shall deem to be sufficient to maintain the Company’s ordinary course of business operations (the “Commitment Amount”).  We may draw on the Commitment Amount in monthly tranches in accordance with our operating requirements as set forth in our business plan. The available Commitment Amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues. Draws on the Commitment Amount will be made on terms of unsecured notes, with interest set on each note as of the date of the draw at prime rate plus two percent per annum. The notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) December 31, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities. We will give Lara Mac customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the Commitment Amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by Lara Mac as determined by reference to similar lenders making similar loans to similar companies. Lara Mac will not be required to make any loans under the Commitment Amount to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants. If we breach any of the notes, the default rate will be 15% per annum and Lara Mac may seek recourse against our company for repayment of all of the notes. As of June 30, 2010, no funds have been borrowed.

Item 2: Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the financial statements and the related notes thereto included elsewhere in this Report. This Report contains certain forward-looking statements and the Company's future operating results could differ materially from those discussed herein. Certain statements contained in this Report, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, as the Company intends to issue “penny stock,” as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, the Company is ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

Introduction

The Company was incorporated in the State of Nevada on September 9, 2004 as Arch Management Services Inc. A change of control of the Company occurred on June 5, 2006 and the Company changed its name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” on November 24, 2006. On February 11, 2008 the Company changed its name to “Tiger Renewable Energy Ltd.” Another change of control of the Company occurred on June 4, 2009. On August 10, 2009, the Company changed its name to “Cono Italiano, Inc.” and its symbol changed to CNOZ.

Our principal business address is 10 Main Street, Keyport, NJ 07735 and our telephone number is 877-330-2666.

Our Business

The Company was previously involved in the production of ethanol from agricultural products. The Company’s board of directors determined that it was in our best interest to initiate a complete and total withdrawal from the ethanol business as of January 31, 2009. The Company subsequently began seeking new business opportunities.

We identified Cono Italiano (Delaware) as a business venture that would be suitable for future operation. On November 12, 2009, we entered into agreement with the shareholders of Cono Italiano (Delaware) pursuant to which we acquired all of the issued and outstanding shares of the Cono Italiano (Delaware) and we now operate Cono Italiano (Delaware) as a wholly-owned subsidiary of our Company.

Cono Italiano (Delaware)

In March 2006 Cono Italiano LLC, a New Jersey limited liability company, entered into an agreement with Kono Italia S.R. L., an Italian company doing business as “Pizza Hands.” Kono Italia S.R.L owns the designs, recipes and technology for the “Pizza Cono,” a food product for quick service restaurants consisting of a cone shaped pizza dough. Cono Italiano (Delaware) (as the successor to Cono Italiano, LLC) holds a distribution agreement for North America from Kono Pizza in Italy. This distribution agreement grants the licensee an exclusive license to exploit this product in the United States, Canada and Mexico for a twenty-five (25) year term. The product is patented in the United States and Europe as is the cone production machine which is proprietary. In 2007 Cono Italiano, LLC initially introduced the product into the North American market by building an alliance with Center Plate, a food service provider to stadiums and arenas throughout North America. At the present time, Cono Italiano (Delaware) has no contractual agreements with Center Plate.

Cono Italiano (Delaware) was formed through the merger of Cono Italiano LLC, a New Jersey limited liability company, and Janex International, Inc., a Delaware corporation, in January, 2008. Cono Italiano (Delaware) was formed as Janex International, Inc. on July 6, 2007 in the State of Delaware.  On January 8, 2008 Janex International Inc. changed its name to Cono Italiano, Inc. Cono Italiano, LLC (Cono, LLC) was formed on June 27, 2007 as a limited liability company in the State of New Jersey.  Cono, LLC had no operations and its primary assets were the license rights to manufacture, market, and distribute “pizza cono”, a unique pizza style food product. In March 2007, the license rights held by the individual founders of Cono, LLC were sold to The Total Luxury Group (“TLG”), an unrelated entity. Subsequently, on January 8, 2008 the license rights were transferred to Mitchell Brown, our Company’s Chief Executive Officer, for the total consideration of $312,000. The transfer of Cono, LLC (which includes the license rights) was effected in settlement of an obligation due to Mitchell Brown by TLG. On January 14, 2008, Cono, LLC was sold to Cono Italiano (Delaware) for the total consideration of $426,000. In exchange for the 100% interest in Cono, LLC, the sole member of the LLC received 6,000,000 shares of Cono Italiano (Delaware) valued at $114,700 and was issued a promissory note for $312,000. Mitchell Brown is also a principal stockholder in the Company.

Cono Italiano (Delaware) is licensed to distribute a food product called the “Pizza Cono.” The Pizza Cone is designed to be a drip free, spill free cone-shaped pizza made of a proprietary dough and filled with freshly selected ingredients. The Company intends that the Pizza Cone will be distributed through the fast food market (the fast food market is generally defined as restaurants selling food and drinks for immediate consumption either on the premises in designated eating areas, or for consumption elsewhere). The Pizza Cone is expected to be distributed to quick-service restaurants, takeaways, mobile and street vendors, and leisure locations. These establishments include typical fast food chains, supermarkets, convenience stores, entertainment facilities and sports arenas.

On July 9, 2008, Cono Italiano (Delaware) entered into a distribution and licensing agreement (the “Distribution Agreement”) with Pino Gelato, Inc., a South Carolina corporation presently involved in retail sales of Italian gelato and sales of franchises for the sale of gelato. Under the terms of the Distribution Agreement, we have granted to Pino Gelato, Inc. the rights in the United States, Canada and Mexico to sell and distribute our products through retail channels. The initial term of the Distribution Agreement is for ten (10) years and shall be automatically renewed for additional ten (10) year terms if neither party is in material breach of the Distribution Agreement at the expiration date of each ten (10) year term. The Distribution Agreement includes the right to market Pizza Cones and establish Pizza Cone and Pino Gelato Cafes. Cono Italiano (Delaware) has received $100,000 in cash in consideration for such Distribution Agreement. There have been five retail channels established to date for a licensing fee of $25,000. Product has been sold to various distributors throughout the country for distribution. As an inducement to buy the distribution and franchise rights by Pino Gelato, Inc. the Company agreed to issue 375,000 shares of common stock to Pino Gelato. Common stock amounting to 250,000 shares was issued to Pino Gelato, with the remaining 125,000 shares to be issued.

As part of Cono Italiano (Delaware)’s marketing strategy, Cono Italiano (Delaware) paid $8,500 in September of 2008 to develop retail packaging and conducted a photo shoot for the product in October of 2008 at a cost of $1,500.

There have been five licenses sold to date and there are currently five such cafes in operation, located in South Carolina, Tennessee, Pittsburgh and Ohio. These cafes are presently selling the Pizza Cone product.

In July of 2008, the Company’s Chief Executive Officer, Mitchell Brown and Ramona Fantini of Pino Gelato formed a manufacturing entity, Edesia Emprise, LLC, to produce and manufacturer the "Cones" in Indianapolis Indiana. Mitchell Brown transferred his ownership interests in Edesia Emprise, LLC to his father, Gene Brown, later that month, before it commenced any operations. Taylor's Bakery was contracted as a third party manufacturer for this project in January of 2009, and in March of 2009, Dough Bros., Inc., an entity established by Taylor’s Bakery, entered into an agreement with Edesia Emprise, LLC and Cono Italiano (Delaware).

Since March of 2009, Cono Italiano (Delaware)’s marketing and distribution efforts have also included giving free samples of its product away at the Indianapolis Speedway, presenting the product to potential distributors at a trade show, and selling the product at an Italian festival in Indianapolis.

In the first quarter of 2009, a production facility was established in Indianapolis, Indiana by Taylor’s Bakery with proprietary baking equipment purchased from Italy. Cono Italiano (Delaware) has been working together with the TurboChef Brand of ovens to develop cooking settings to bake the Cono Italiano product in retail distribution settings. Major food establishments including Subway, Dunkin Donuts, and Quick Chek currently use TurboChef Brand ovens to cook frozen products in their establishments. Cono Italiano (Delaware) shipped its initial orders for products in the second quarter of 2009. Cono Italiano (Delaware) buys and resells the TurboChef Brand ovens as needed. An alternative supplier, Amana, makes similar ovens at similar prices which the management of Cono Italiano (Delaware) believes it can rely upon if there is any disruption in supply of ovens from TurboChef Brand.

On October 22, 2009, Dough Bros., Inc., John Allen, Drew Allen, Matt Allen, Edesia Emprise, LLC, Cono Italiano (Delaware), Mitchell Brown, John Jacobs and Ramona Fantini entered into an agreement to terminate the relationship between Cono Italiano (Delaware), Edesia Emprise, LLC and Dough Bros., Inc.

On November 11, 2009, Cono Italiano (Delaware) and Edesia Emprise, LLC entered into a Master Manufacturing Agreement. Pursuant to this Master Manufacturing Agreement, Edesia Emprise, LLC will produce the Company’s Pizza Cono product. Cono Italiano (Delaware) has agreed to pay Edesia Emprise, LLC the costs of production plus fifteen percent (15%). This Master Manufacturing Agreement has a five (5) year term and will automatically renew unless cancelled by one of the parties pursuant to its terms. This Master Manufacturing Agreement is exclusive within the United States. Edesia Emprise, LLC may either produce this product directly or through a subcontractor. On December 8, 2009, the Company was advised that Edesia Emprise had entered into its first subcontract agreement with Sunrise Baking Acquisition Company, based in Brooklyn, New York.

Financial Information in this Report

The acquisition of Cono Italiano (Delaware) by our Company is for accounting purposes treated as a reverse acquisition where Cono Italiano (Delaware) is the accounting survivor. As such, all financial information discussed and presented herein is the historical and current information pertaining only to Cono Italiano (Delaware) except as otherwise indicated. The financial statements and notes included as part of this Report pertain only to Cono Italiano (Delaware) as the accounting survivor and disregard the historical financial statements filed by our Company prior to the acquisition of Cono Italiano (Delaware).

In connection with the acquisition of Cono Italiano (Delaware), the Company changed its fiscal year end from January 31st to December 31st.

Revenues

From inception through June 30, 2010, the Company has had total sales of $28,939. In the six month period ended June 30, 2010, Cono Italiano (Delaware) had total sales of $5,054, compared to total sales of $5,054 in the six month period ended June 30, 2009.  In the three month period ended June 30, 2010, Cono Italiano (Delaware) had total sales of $2,527, compared to total sales of $5,054 in the three month period ended June 30, 2009.  During the six months ended June 30, 2010 and six months ended June 30, 2009, the Company’s licensees purchased identical amounts from the Company; however, the timing of these orders varied between these two periods.  In the second quarter of 2009, sales were $5,054, with no sales occurring in the first quarter; in 2010, sales of $2,527 were made in each of the first and second quarter of the year.

From inception through June 30, 2010, the Company’s gross profits have been $19,816.  This includes gross profits for the six month period ended June 30, 2010 of $5,054, which is an increase over gross profits of $3,530 for the six month period ended June 30, 2009.  The Company’s gross profits for the three month period ended June 30, 2010 were $2,527, which was a decrease from $3,852 for the three month period ended June 30, 2009.  In both the three and six month period ended June 30, 2010, the Company had no cost of sales.  During the six month period ended June 30, 2009, the Company’s cost of sales was $1,524.  During the three month period ended June 30, 2009, the Company’s cost of sales was $1,202.

Financial Condition, Liquidity and Capital Resources

Through June 30, 2010, Cono Italiano (Delaware) has accrued total liabilities of $1,178,055 in the course of developing its operations. The Company’s expenditures are expected to increase as the Company expands its operations, expends additional funds on marketing, administration and new staff, and commences the payment of salaries to existing officers and directors (although the Company’s officers and directors have agreed that they will not receive any salary through December 31, 2010). Total liabilities decreased from $1,280,647 at December 31, 2009 to $1,178,055 at June 30, 2010.

The total assets of Cono Italiano (Delaware) decreased from $322,041 on December 31, 2009 to $304,056 on June 30, 2010. This included $133,938 due from a related party, which was identical to the amount from December 31, 2009.  Prepaid expenses were $20,048 as of June 30, 2010, which was also identical to the amount from December 31, 2009.  As of June 30, 2010 the value of its licensing rights, net of accumulated amortization, was $133,755 as of June 30, 2010, a decline from $137,004 at December 31, 2009.  Property and equipment, net of accumulated depreciation, were $16,315 as of June 30, 2010, a decline from $20,393 as of December 31, 2009.

As of June 30, 2010, Cono Italiano (Delaware) had $0 in cash and cash equivalents on hand, as compared to $10,658 on hand as of December 31, 2009. The main source of the Company’s cash has been loans from an officer; our Chief Executive Officer, Mitchell Brown, was owed $648,266 as of June 30, 2010, which total loan amount increased from $624,366 at December 31, 2009.

From inception through June 30, 2010, the Company’s total expenses have been $1,537,166. Total expenses for the six month period ended June 30, 2010 were $104,994. This included, in part, general and administrative expenses of $93,949 and interest expense of $11,045. This was an increase from the six month period ended June 30, 2009, in which total expenses were $69,365, consisting of selling expenses of $1,856, general and administrative expenses of $60,852 and interest expenses of $6,657.  Total expenses for the three month period ended June 30, 2010 were $56,336, which included general and administrative expenses of $50,734 and interest expenses of $5,602.  This was an increase from the three month period ended June 30, 2009, in which total expenses were $30,546, consisting of general and administrative expenses of $24,787 and interest expenses of $3,903.

From inception through June 30, 2010, the Company’s selling expenses have been $170,366, compensation expenses have been $420,005, general and administrative expenses have been $900,769 and interest expenses were $49,226.

The Company’s net loss from inception through June 30, 2010 has been $1,517,350. The net loss for the six month period ended June 30, 2010 was $99,940, which was an increase from $65,835 for the six month period ended June 30, 2009.

The Company’s management believes that Cono Italiano will need additional capital to conduct business, grow and expand the Company. The terms and condition of any which we may receive financing could have a material adverse affect on our business, results of operations, liquidity and financial condition.

On November 9, 2009, Cono Italiano (Delaware) entered into a Commitment Letter, pursuant to which, one of our shareholders, Lara Mac has agreed to provide financing to Cono Italiano, Inc., with such funds as the Company’s Board of Directors shall deem to be sufficient to maintain the Company’s ordinary course of business operations (the “Commitment Amount”). Lara Mac is wholly owned by Mitch Brown, our Chief Executive Officer. We may draw on the Commitment Amount in monthly tranches in accordance with our operating requirements as set forth in our business plan. The available Commitment Amount will be reduced by the aggregate cash proceeds received by the Company which are derived from the issuance of any equity securities and Company gross revenues. Draws on the Commitment Amount will be made on terms of unsecured notes, with interest set on each note as of the date of the draw at prime rate plus two percent per annum. The notes will mature and become repayable thirty calendar days after demand at any time following the earlier of (a) December 31, 2010 or (b) the date upon which we are in receipt of revenues or proceeds from the sales of equity securities. We will give Lara Mac customary representations and warranties regarding the good standing of our Company and status of progress in respect of our Company business plan prior to each draw on the Commitment Amount, and we will provide certifications and covenants regarding use of proceeds of each draw, which will be in customary forms reasonably requested by Lara Mac as determined by reference to similar lenders making similar loans to similar companies. Lara Mac will not be required to make any loans under the Commitment Amount to us if we are unable to make the representations, warranties, certifications or covenants, or if we are in breach of any previously given representations, warranties, certifications or covenants. If we breach any of the notes, the default rate will be 15% per annum and Lara Mac may seek recourse against our company for repayment of all of the notes. As of June 30, 2010, there had been no borrowings under the Commitment Letter.

The independent auditor's reports of EFP Rotenberg LLP for the period ended December 31, 2009 contained "going concern" qualifications, noting that there was an accumulated deficit of $980,085 at December 31, 2008 and $1,417,410 at December 31, 2009. Cono Italiano (Delaware)’s auditors expressed the opinion that such entity’s continued existence is dependent upon its ability to raise capital. The financial statements do not include any adjustments that might be necessary should Cono Italiano (Delaware) be unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Though we evaluate our estimates and assumptions on an ongoing basis, our actual results may differ from these estimates.

Intangible Assets

Intangible assets consist of licensing rights. The Company applies an impairment evaluation whenever events or changes in business circumstances indicate that the carrying value of the intangible assets may not be recoverable. Other intangible assets are amortized on a straight-line basis over their estimated economic lives. The Company believes that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company.

Stock-Based Compensation

Stock-based compensation related to non-employees is recognized as compensation expense in the accompanying consolidated statements of operations and is based on the fair value of the services received or the fair value of the equity instruments issued, whichever is more readily determinable. The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of FASB ASC 505, “Equity Based Payments to Non-Employees.” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Off Balance Sheet Arrangements

The Company does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Item 3: Quantitative and Qualitative Disclosures About Market Risk

Not Applicable.

Item 4: Controls and Procedures

As of the end of the period covered by this Report, an evaluation was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures, as defined in Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Securities and Exchange Act of 1934 (the “Exchange Act”). Based on their evaluation of our disclosure controls and procedures as of June 30, 2010, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms and this information is accumulated and communicated to management, including the Company’s Chief Executive Officer and Chief Financial Officer to allow timely decisions regarding required disclosures.

Management identified a material weakness (as defined in Public Company Accounting Oversight Board Standard No. 2) in our internal control over financial reporting regarding a lack of adequate segregation of duties and concluded that such controls were not effective as of June 30, 2010.

Changes in Internal Control Over Financial Reporting

The Company is in the process of improving its internal control over financial reporting in an effort to remediate this material weakness by improving period-end closing procedures and requiring all period-end recurring and non-recurring adjustments be reviewed by the Chief Financial Officer.

As of June 30, 2010, there has been no change in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

PART II: OTHER INFORMATION

Item 1: Legal Proceedings

The Company is not, and has not been during the period covered by this Quarterly Report, a party to any legal proceedings.

Item 1A: Risk Factors

Not Applicable.

Item 2: Unregistered Sales of Equity Securities and Use of Proceeds

Not Applicable.

Item 3: Defaults Upon Senior Securities

Not Applicable.

Item 4: Reserved

Not Applicable.

Item 5: Other Information

None.

Item 6: Exhibits

(a)   Exhibits

Exhibit No.	Description of Exhibits

Exhibit 31.1	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.2	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.2	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONO ITALIANO, INC.
(Registrant)

Dated: August 13, 2010
	By:	/s/ Mitchell Brown
		Name:	Mitchell Brown
		Title:	Principal Executive Officer

Dated: August 13, 2010
	By:	/s/ Alex J. Kaminski
		Name:	Alex J. Kaminski
		Title:	Principal Financial Officer and Chief Accounting Officer